UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2006
Date of Report (Date of earliest event reported)

TRITON RESOURCES, INC.

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

7363 – 146A Street
Surrey, British Columbia, Canada	V3S 8Y8
(Address of principal executive offices)	(Zip Code)

(604) 599-8799
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On February 28, 2006, Triton Resources, Inc. (the “Company”) engaged Amisano Hanson, Chartered Accountants (“Amisano Hanson”), as its principal independent accountants. On the same date, the Company advised Manning Elliott LLP, Chartered Accountants (“Manning Elliott”), that it was dismissed as the Company’s independent accountants. The Company’s Board of Directors approved the engagement of Amisano Hanson and the dismissal of Manning Elliott by written resolution.

Manning Elliott’s reports on the financial statements of the Company for the fiscal year ended October 31, 2005 and the period from May 18, 2004 (date of inception) to October 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of the Company’s ability to continue as a going concern.

There have been no disagreements during the period from May 18, 2004 (date of inception) to October 31, 2004, the Company’s fiscal year ended October 31, 2005 and the subsequent interim period preceding the dismissal of Manning Elliott between the Company and Manning Elliott on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Manning Elliott, would have caused them to make reference to the subject matter of the disagreement in connection with their report for the financial statements for the past year.

The Company has provided Manning Elliott with a copy of this report and has requested in writing that Manning Elliott provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Manning Elliott and has filed it as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)         Exhibits

Exhibit
Number	Description of Exhibit

16.1	Letter of Manning Elliott LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON RESOURCES, INC.

Date: March 1, 2006
	By:	/s/ Perry Augustson

Perry Augustson
Chief Executive Officer, Chief Financial Officer,
President, Secretary, Treasurer and Director